As filed with the Securities and Exchange Commission on May 27, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                       COMMUNITY CAPITAL BANCSHARES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            GEORGIA                                               58-2413468
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                    P.O. DRAWER 71269, ALBANY, GEORGIA 31708
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)


 THE ALBANY BANK & TRUST SECTION 401(K) PROFIT SHARING PLAN (THE "401(K) PLAN")
  COMMUNITY CAPITAL BANCSHARES, INC. NON-QUALIFIED STOCK OPTION AGREEMENT WITH
                                  PAUL JOINER
  COMMUNITY CAPITAL BANCSHARES, INC. NON-QUALIFIED STOCK OPTION AGREEMENT WITH
                                DAVID GUILLEBEAU
  COMMUNITY CAPITAL BANCSHARES, INC. NON-QUALIFIED STOCK OPTION AGREEMENT WITH
                                  LADONNA URICK
  COMMUNITY CAPITAL BANCSHARES, INC. NON-QUALIFIED STOCK OPTION AGREEMENT WITH
                                  ROSA RAMSEY
  COMMUNITY CAPITAL BANCSHARES, INC. NON-QUALIFIED STOCK OPTION AGREEMENT WITH
                                  DAVID BARANKO

                            (Full Title of the Plan)
--------------------------------------------------------------------------------

                                  ROBERT E. LEE
                               2815 MEREDYTH DRIVE
                             ALBANY, GEORGIA  31707
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (229) 446-2265
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            KATHRYN L. KNUDSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                               Proposed      Proposed
Title of                       Maximum       Maximum
Securities        Amount       Offering      Aggregate        Amount of
to be             to be        Price         Offering         Registration
Registered        Registered   Per Share     Price            Fee
--------------------------------------------------------------------------------
Common Stock,     100,000      $  14.50(2)   $1,450,000(3)    $      118.00
1.00 par value    shares(1)
--------------------------------------------------------------------------------

(1) Representing (a) 50,000 shares to be issued and sold by the Registrant under the 401(k) Plan, (b) 10,000 shares to be issued and sold by the Registrant under the Stock Option Agreement with Paul Joiner, (c) 10,000 shares to be issued and sold by the Registrant under the Stock Option Agreement with David Guillebeau, (d) 10,000 shares to be issued and sold by the Registrant under the Stock Option Agreement with LaDonna Urick, (e) 10,000 shares to be issued and sold by the Registrant under the Stock Option Agreement with Rosa Ramsey and (f) 10,000 shares to be issued and sold by the Registrant under the Stock Option Agreement with David Baranko (collectively, "the Plans").

(2) Represents the average of the high and low prices of the Registrant's common stock as reported by the NASDAQ Stock Market for May 21, 2003.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plans as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        NCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (File No. 000-25345);

     (2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (File No. 000-25345); and

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated February 2, 1999 (File No. 000-25345), which incorporates by reference the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 dated December 3, 1998 (File No. 333-68307), as filed with the Securities and Exchange Commission, and any amendments to such Registration Statement on Form SB-2 filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF THE SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, has rendered an opinion regarding the legality of the shares of Common Stock registered hereby.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Consistent with the applicable provisions of the laws of Georgia, the Registrant's bylaws provide that the Registrant will indemnify directors, officers, employees or agents of the Registrant (collectively, the "insiders") against expenses actually and reasonably incurred by them if they are successful on the merits or otherwise in the defense of a claim or proceeding. With respect to a claim or proceeding in which an insider is not successful on the merits or otherwise, the indemnification provisions provide that the Registrant will indemnify insiders who meet the applicable standard of conduct. The applicable standard of conduct is met if the insider acted in a manner he or she in good faith believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if the insider had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

     The Registrant will make advances against expenses, so long as the insider seeking indemnification provides a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and agrees to refund the advance if it is ultimately determined that he or she is not entitled to indemnification.

     The bylaws of the Registrant also provide that the indemnification rights set forth in the bylaws are not exclusive of other indemnification rights to which an insider may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. The Registrant can also provide for greater indemnification than that set forth in the bylaws if it chooses to do so, subject to approval by the Registrant's shareholders.

     The bylaws specifically provide that the Registrant may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not the Registrant would have had the power to indemnify against such liability.

     In addition, the Registrant's articles of incorporation, subject to certain exceptions, eliminate the potential personal liability of a director for monetary damages to the Registrant and to the shareholders of the Registrant for breach of a duty as a director. There is no elimination of liability for (1) a breach of duty involving appropriation of a business opportunity of the Registrant, (2) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law, (3) a transaction from which the director derives an improper material tangible personal benefit, or (4) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. Article 11 does not eliminate or limit the right of the Registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

ITEM 7.   EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM 8.   EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit
  No.                              Description
------                             -----------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

23.1           Consent of counsel (included in Exhibit 5.1).

23.2           Consent of Mauldin & Jenkins, LLP, independent auditors.

24.1           Power of Attorney (see signature pages to this Registration
               Statement).

99.1 Form of Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement dated February 24, 2003.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Georgia, on this 19th day of May, 2003.

                                              COMMUNITY CAPITAL BANCSHARES, INC.


                                              By:   /s/ Robert E. Lee
                                                 -------------------------------
                                                    Robert E. Lee
                                                    President


                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Robert E. Lee, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                      Title                  Date
--------------------------  ----------------------------  ------------

/s/ Charles M. Jones        Chairman and Chief Executive  May 19, 2003
--------------------------           Officer
Charles M. Jones

/s/ Robert Beauchamp                 Director             May 19, 2003
--------------------------
Robert Beauchamp

/s/ Bennett D. Cotten, Jr.           Director             May 19, 2003
--------------------------
Bennett D. Cotten, Jr.

/s/ Glenn A. Dowling                 Director             May 19, 2003
--------------------------
Glenn A. Dowling

        Signature                      Title                  Date
--------------------------  ----------------------------  ------------

/s/ Mary Helen Dykes                 Director             May 19, 2003
--------------------------
Mary Helen Dykes

/s/ Van Cise Knowles                 Director             May 19, 2003
--------------------------
Van Cise Knowles

/s/ C. Richard Langley               Director             May 19, 2002
--------------------------
C. Richard Langley

/s/ Robert E. Lee              President and Director*    May 19, 2003
--------------------------
Robert E. Lee

/s/ Corinne C. Martin                Director             May 19, 2003
--------------------------
Corinne C. Martin

/s/ William F. McAfee                Director             May 19, 2003
--------------------------
William F. McAfee

/s/ Mark M. Shoemaker                Director             May 19, 2003
--------------------------
Mark M. Shoemaker

/s/ Jane Anne Sullivan               Director             May 19, 2003
--------------------------
Jane Anne Sullivan

/s/ John P. Ventulett, Jr.           Director             May 19, 2003
--------------------------
John P. Ventulett, Jr.

/s/ Lawrence B. Willson              Director             May 19, 2003
--------------------------
Lawrence B. Willson

/s/ James D. Woods                  Director              May 19, 2003
--------------------------
James D. Woods

/s/ David J. Baranko        Chief Financial Officer **    May 19, 2003
--------------------------
David J. Baranko


*Principal executive officer
** Principal financial and accounting officer

                                  EXHIBIT INDEX

Exhibit
  No.                              Description
------                             -----------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

23.1           Consent of counsel (included in Exhibit 5.1).

23.2           Consent of Mauldin & Jenkins, LLP, independent auditors.

24.1           Power of Attorney (see signature pages to this Registration
               Statement).

99.1 Form of Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement dated February 24, 2003.